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                                                                  Exhibit 99.10


[CBIZ LOGO]

[Century Business Services Letterhead]


FOR IMMEDIATE RELEASE               CONTACT: DAN CLARK
                                             Vice President, Corporate Relations
                                             Cleveland, Ohio
                                             (216) 447-9000


       CBIZ TO INTEGRATE AND CONSOLIDATE SEVERAL OPERATIONS, ACCELERATING
          ADMINISTRATIVE SAVINGS, SUPPORTING "BRANDING", AND IMPROVING
         CUSTOMER SERVICES; TAKES $25MM TO $30MM PRE-TAX CHARGE IN 4Q99

      CONSOLIDATION EXPECTED TO YIELD ANNUAL PRE-TAX COST SAVINGS OF MORE
                                THAN $15 MILLION

   CBIZ CHANGING GOODWILL AMORTIZATION PERIOD PROSPECTIVELY BEGINNING IN 4Q99

  ACQUISITIONS MADE IN 4Q99 TO ADD MORE THAN $15 MILLION IN ANNUALIZED REVENUE

Cleveland, Ohio (December 28, 1999) -- Century Business Services, Inc. (NASDAQ:CBIZ) ("CBIZ") today announced a plan to consolidate several of its offices in its multi-office market locations and open a shared-services center in Mayfield Village, Ohio (Cleveland). Scheduled for completion during 2000, these initiatives are expected to generate in excess of $15 million in pre-tax annual savings. The Company will record $25-$30 million in integration and consolidation pre-tax charges in the fourth quarter of 1999 to cover the cost of office consolidation; the elimination of more than 200 positions, including corporate; and the divestiture of four smaller, non-core business units. The consolidation will result in an additional integration and consolidation pre-tax charge of $5 million to $10 million in 2000.

CBIZ's integration and consolidation plan furthers the Company's branding initiative, which commenced in May 1999. CBIZ's branding campaign is more than 90% complete with CBIZ signs, phones, and stationery utilizing the CBIZ brand name, creating the "Power of One" across the CBIZ network of offices.

"This is a major step forward for CBIZ," stated Michael G. DeGroote, Chairman and Chief Executive Officer of CBIZ. "After spending 1997 and 1998 assembling a network of premier business services firms, we announced in the beginning of this year our focus on integration and consolidation, and today's announcement represents a major development of that strategy. While revenue has benefited from integration efforts thus far through cross-serving, these consolidations will have a significant impact on cost savings, adding to our bottom line through increased efficiency, and supporting CBIZ's branding strategy. Most importantly, putting an array of our services physically under one roof facilitates customer-centered communications among our service providers and will improve the quality of the customized services we deliver to our clients."


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CBIZ will initially consolidate 10 of its largest markets where the Company has acquired multiple companies over the past three years, including its BIZ Centers in Washington DC, Philadelphia, Atlanta, Kansas City, Colorado, Northern and Southern California, Cleveland, Chicago, and Texas. CBIZ expects to consolidate at least 60 office locations, yielding savings through reduced space, lower systems and equipment costs, and the elimination of redundant positions. The process has commenced and will be finalized in 2000.

Additionally, as part of its overall integration plan, CBIZ has established a new, national shared-services facility in Mayfield Village, Ohio (Cleveland). Within the facility, CBIZ is consolidating the processing of accounts payable, accounts receivable, general ledger activities, purchasing, and information systems for CBIZ member companies and later for CBIZ clients. This office will also serve as the central location for CBIZ's procurement operations, systems application hosting, and web site hosting.

"In addition to the integration of physical office locations, we are consolidating several operational functions to regional and national centers of excellence that can serve our entire client base," commented Fred M. Winkler, CBIZ's President and Chief Operating Officer. "Examples of this consolidation include establishing a national tax return processing center and 401(k) record-keeping centers. These improvements are made possible by leveraging technology."

Mr. Winkler continued, "The developing and growing CBIZ technology platform enhances our close client relationships, which are what set CBIZ apart in the industry. We are positioning our organization and technology systems to better support this core competency by automating certain functions, through standardizing and improving our information systems through our LINCS project (Leveraging Information for a New Century of Service). Building on this platform, we will take further advantage of the power of the Internet through utilizing our growing e-Business platform and our e-Procurement initiative."

CBIZ has also announced plans to divest four smaller, under-performing, non-core operations which the Company acquired in early 1997.

CHANGE IN GOODWILL
The Company has decided to shorten its goodwill amortization period from up to 40 years to 15 years beginning in the fourth quarter of fiscal 1999. Recently, a potential competitor of the Company that filed a registration statement with the Securities and Exchange Commission (SEC) for its initial public offering used a period of 15 years to amortize goodwill. In addition, the SEC has recently taken the position that the amortization of goodwill of service businesses should not extend beyond 15 years. Management believes that the Company will benefit by lessening the disparity in the amortization periods used by the Company and its competitors, as confusion may arise with investors when evaluating the Company's financial performance against that of its competitors. Furthermore, the Financial Accounting Standards Board recently issued an exposure draft that includes a provision to reduce the period of amortization of goodwill from a maximum of 40 years to 20 years or less.

In light of the current SEC position and the competitive environment, CBIZ's Board of Directors today adopted a 15-year goodwill amortization period commencing in the fourth quarter of 1999. Although the Company's decision will reduce earnings per share in future periods from the accelerated amortization schedule, it will not affect earnings before interest, taxes, depreciation, and amortization (EBITDA), cash flow, or other solid business fundamentals. The non-cash impact of this amortization change on net income for the three months ended December 31, 1999 and the year ended December 31, 2000 will be approximately $4.3 million ($0.043 per diluted share) and $16 million ($0.16 per diluted share), respectively.


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4Q99 ACQUISITIONS
CBIZ also announced today that it has acquired four business services companies plus three tuck-in acquisitions. The acquisitions include: VINE STREET PARTNERS, INC., a business advisory firm specializing in the sale of middle-market companies located in Chicago, Illinois; BROWNLIE, BRADEN, GOODRICH, PARRISH & REISINGER, LLC, a financial advisory services company headquartered in Ft. Worth, Texas; KESSLER & ASSOCIATES, a governmental relations consulting company located in Washington, D.C.; NEMPHOS WEBER BUSINESS SERVICES, an Ellicott City, Maryland-based accounting, tax, and advisory company; and the tuck-in acquisitions of accounting, tax, and advisory companies CAPELL COYNE & COMPANY, of Los Angeles; Cleveland-based BADEN & LINDEN; and Salt Lake City-based DEWAAL, KEELER & COMPANY. These acquisitions add to CBIZ more than $15 million in historical annual revenue.

"During 1999, we have curtailed our acquisition pace and focused on our internal growth and integration programs," commented Mr. DeGroote. "The strategic acquisitions we are announcing today are important because they help complete our service offerings in existing CBIZ markets."

CONFERENCE CALL
CBIZ WILL HOLD A CONFERENCE CALL to answer questions related to issues addressed in this release on WEDNESDAY, DECEMBER 29, 1999, AT 9:00 A.M. (EST). To participate in the call, please dial 1-800-230-1059 several minutes before 9:00 a.m. (EST). If dialing from outside the United States, please dial 1-612-332-0819. If you are unable to participate in the call at the scheduled time, you may listen to a digitized replay by dialing 1-800-475-6701 (or 1-320-365-3844 if dialing from outside the United States). The replay will be available from noon on December 29, 1999 through midnight, December 31, 1999. The access code for the replay is 492241.

Recently ranked the seventh-largest accounting company in the country by Accounting Today, and one of the 100 fastest-growing companies in the nation by Fortune magazine, Century Business Services, Inc. is a leading provider of outsourced business services to small and medium-sized companies throughout the United States. The Company provides integrated services in the following areas: accounting, advisory, tax, and valuation; benefits administration and insurance; human resources and payroll; performance consulting; specialty insurance; and information technology through its CBIZ Interactive division. These services are provided throughout a network of more than 200 Company offices in 37 states, as well as through its subsidiary, Century Small Business Solutions, a franchisor of accounting services with more than 560 offices in 47 states. The Company services approximately 110,000 business clients, of which approximately 45,000 are serviced through the Century Small Business Solutions network. Management estimates that its clients employ more than 2.4 million employees, including 400,000 employed by clients of the Century Small Business Solutions network.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company's ability to acquire and finance additional businesses; the Company's ability to adequately manage its growth; the Company's dependence on the current trend of outsourcing business services; the Company's dependence on the services of its CEO and other key employees; the Company's ability to adequately estimate its liability reserves for its insurance businesses; the possibility of market reverses in its investment portfolios; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting its insurance


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business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company's filings with the Securities and Exchange Commission.

  For further information regarding CBIZ, call our Investor Relations Office at
      (216) 447-9000 or visit our web site at www.cbiz.com. To receive CBIZ press releases via e-mail, please write to PRESSRELEASE@CBIZ.COM.









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